Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the inclusion in this Current Report on Form 8-K of Gastar Exploration Ltd. and Gastar Exploration USA, Inc. of our report dated October 22, 2013, with respect to estimates of reserves and future net revenue of Gastar Exploration Ltd., as of June 30, 2013.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ C.H. (Scott) Rees III
C.H. (Scott) Rees III, P.E.
Chairman and Chief Executive Officer

Dallas, Texas

October 28, 2013